                                                                    EXHIBIT 99.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED.

                               CONNECTIFY, INC.
                                1998 STOCK PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT
                        Monthly Vesting Over Four Years


        Connectify, Inc., a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its Common Stock (the "Shares") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attached Stock Option Agreement and in the Company's 1998 Stock Plan (the "Plan").

Date of Option Grant:

Name of Optionee:  ____________
Optionee's Social Security Number:  _____-____-_____

Number of Shares of Common Stock Covered by Option: 20,000.00
                                                    ---------

Exercise Price per Share:  $___

Vesting Start Date: ____________

        By signing this cover sheet, Optionee agrees to all of the terms and conditions described in the attached Stock Option Agreement and in the Plan.

Optionee:____________________________________________________________________
                                  (Signature)

Company:_____________________________________________________________________
                                  (Signature)
      Title:_________________________________________________________________

                            CONNECTIFY, INC., INC.
                                1998 STOCK PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT
                        Monthly Vesting Over Four Years

Incentive Stock                Connectify, Inc., (the "Company") grants to
Option                         Optionee an option to purchase the number of
                               Shares shown on the cover sheet of this
                               Agreement. The option is subject to the terms and conditions of this Agreement and the Plan. This option is not intended to be an incentive stock option under section 422 of the Internal Revenue
                               Code and will be interpreted accordingly.

                               Optionee shall be deemed to be providing Services to the Company for so long as Optionee renders periodic services to the Company or one or more of its parent or subsidiary corporations as an active member of the Board of Advisors.

Vesting and Right              Beginning on the Vesting Start Date, Optionee's
of Repurchase                  right to exercise this option vests over a four
                               (4) year period in accordance with the vesting
                               schedule indicated below:


                                                                   Portion of
                                                                  Shares Vested
                                                                  -------------
                               For each full month of Optionee's      1/48th
                               Service to the Company following
                               the Vesting Start Date

                               On the fourth anniversary of the
                               Vesting Start Date                      100%


Term This option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. (This option will expire earlier in the event Optionee's Service to the Company terminates, as described below.)

Regular                        If Optionee's Service to the Company terminates
Termination                    for any reason except death or Disability, then
                               this option will expire at the close of business at Company headquarters on the 30th day after Optionee's termination date.

Death or                       In the event Optionee's Service to the Company
Disability                     terminates as a result of death or Disability (as
                               defined above), then this option will expire at the close of business at Company headquarters on the date six (6) months after Optionee's termination date. During that 6-month period, Optionee's estate or heirs may exercise the vested portion of this option. "Disability" shall be deemed to have occurred when the Optionee's
                               Service to the Company is terminated because the Optionee is unable to engage in any substantial, gainful activity on behalf of the Company by reason of any medically determinable physical or mental impairment.

Leaves of Absence              For purposes of this option, Optionee's service
                               shall not terminate when Optionee takes a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether this option is entitled to treatment as an incentive stock option under section 422 of the Internal Revenue Code,
                               Optionee's Service will be deemed to have terminated 90 days after such leave begins, unless Optionee's right to return to active work is guaranteed by law or by a contract. Optionee's
                               Service terminates in any event when the approved leave expires unless Optionee immediately returns to active work.The Company determines which leaves qualify for this purpose, and when
                               Optionee's Service terminates for all purposes under the Plan.

Restrictions on                The Company will not permit Optionee to exercise
Exercise                       this option if the issuance of Shares at that
                               time would violate any law or regulation.

Notice of Exercise             In order to exercise this option, Optionee must
                               notify the Company by delivering a "Notice of Exercise" attached hereto to the Company. Such
                               Notice of Exercise must specify the number of Shares Optionee desires to purchase and the names in which such Shares should be made (in
                               Optionee's name only or in Optionee's and his or her spouse's names as community property or as joint tenants with right of survivorship). Such
                               Notice of Exercise shall be effective upon receipt by the Company.

                               In the event Optionee's estate or an heir of Optionee desires to exercise this option after Optionee's death, such entity or individual must provide evidence to the Company's satisfaction that it, he or she is entitled to so exercise.

Periods of                     Any other provision of this Agreement
Nonexercisability              notwithstanding, the Company shall have the right
                               to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities
                               Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

Form of Payment                A payment of the aggregate option exercise price
                               for the Shares being purchased must accompany a Notice of Exercise. Payment may be made in one
                               (or a combination) of the following forms:

                               . A personal check, a cashier's check or a money order.

                               . Common Shares which have already been owned by Optionee for any time period specified by the Board of Directors and which are surrendered to the Company. The fair market value of the Shares, determined as of the effective date of the option exercise, will be applied to the option exercise price.

                               . To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Board of Directors) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option exercise price.

Withholding Taxes              Optionee will not be allowed to exercise this
                               option unless he or she makes acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of Shares acquired upon exercise of this option and the sale of the Shares.

Restrictions on                By signing this Agreement, Optionee agrees not to
Resale                         sell any Shares at a time when applicable laws,
                               regulations or Company or underwriter trading policies prohibit such a sale. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities
                               Act, including the Company's initial public offering, Optionee agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters.

                               In order to enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

                               Optionee represents and agrees that the Shares are being acquired solely for Optionee's own account and not as a nominee for any other party, or for investment, and not with a view to the sale or distribution thereof.

                               In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company's                  In the event that Optionee proposes to sell,
Right of First                 pledge or otherwise transfer to a third party
Refusal                        acquired under this Agreement, or any interest in
                               such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If Optionee desires to transfer Shares acquired under this Agreement, Optionee must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by Optionee and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

                               If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, Optionee may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty
                               (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                               The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable, in whole or in part, and shall be binding upon any transferee of the Shares. The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

Transfer of Option             Prior to Optionee's death, only Optionee may
                               exercise this option. Optionee may not transfer or assign this option, including without limitation, the sale of this option or the use of this option as security for a loan. In the event that Optionee attempts to transfer or assign this option, this option will immediately become null and void. Optionee may, however dispose of this option in his or her will.

                               Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from Optionee's spouse or former spouse, nor is the Company obligated to recognize such individual's interest in this option in any other way.

No Retention                   This Agreement is not an employment agreement and
Rights                         does not give Optionee the right to be retained
                               by the Company. The Company reserves the right to terminate Optionee's Service at any time and for any reason.

Stockholder Rights             Optionee, or optionee's estate or heirs, have no
                               rights as a stockholder of the Company until a certificate for Optionee's Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before Optionee's stock certificate is issued, except as described in the Plan.

Adjustments                    In the event of a stock split, a stock dividend
                               or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. This option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                    "THE SECURITIES REPRESENTED BY THIS
                                    CERTIFICATE MAY NOT BE SOLD, TRANSFERRED,
                                    ENCUMBERED OR IN ANY MANNER DISPOSED OF,
                                    EXCEPT IN COMPLIANCE WITH THE TERMS OF A
                                    WRITTEN AGREEMENT BETWEEN THE COMPANY AND
                                    THE INITIAL HOLDER HEREOF. SUCH AGREEMENT
                                    PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS,
                                    INCLUDING RIGHTS OF FIRST REFUSAL UPON AN
                                    ATTEMPTED TRANSFER OF THE SECURITIES AND
                                    CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE
                                    COMPANY UPON TERMINATION OF SERVICE WITH THE
                                    COMPANY. THE SECRETARY OF THE COMPANY WILL
                                    UPON WRITTEN REQUEST FURNISH A COPY OF SUCH
                                    AGREEMENT TO THE HOLDER HEREOF WITHOUT
                                    CHARGE."

                                    "THE SECURITIES REPRESENTED BY THIS
                                    CERTIFICATE HAVE NOT BEEN REGISTERED OR
                                    QUALIFIED UNDER THE SECURITIES ACT OF 1933,
                                    AS AMENDED, OR THE SECURITIES LAWS OF ANY
                                    STATE, AND MAY BE OFFERED AND SOLD ONLY IF
                                    REGISTERED AND QUALIFIED PURSUANT TO THE
                                    RELEVANT PROVISIONS OF FEDERAL AND STATE
                                    SECURITIES LAWS OR IF THE COMPANY IS
                                    PROVIDED AN OPINION OF COUNSEL SATISFACTORY
                                    TO THE COMPANY THAT REGISTRATION AND
                                    QUALIFICATION UNDER FEDERAL AND STATE
                                    SECURITIES LAWS ARE NOT REQUIRED."

Applicable Law                 This Agreement will be interpreted and enforced
                               under the laws of the State of California.

The Plan and                   The text of the Plan is incorporated in this
Other Agreements               Agreement by this reference.  Optionee and the
                               Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                               This Agreement and the Plan constitute the entire understanding between Optionee and the Company regarding this option. Any prior agreements, commitments or negotiations are superseded.



             By signing the cover sheet of this Agreement, Optionee agrees to all of the terms and conditions described above and in the Plan.

                                   EXHIBIT A
                                   ---------
                     ASSIGNMENT SEPARATE FROM CERTIFICATE
                     ------------------------------------

        FOR VALUE RECEIVED and pursuant to the undersigned's ("Optionee") Stock Option Agreement, Optionee hereby sells, assigns and transfers unto Connectify, Inc., a Delaware corporation (the "Company") _________________ (________) unvested shares of Common Stock of the Company, standing in Optionee's name on the books of the Company and represented by Certificate No._____, herewith and does hereby irrevocably constitute and appoint _________________________ to transfer the said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE STOCK OPTION AGREEMENT AND THE EXHIBITS THERETO.


        Dated:  ____________, 19__.



                                     _____________________________________
                                                    Print Name


                                     _____________________________________
                                                    Signature



                        Spousal Consent (if applicable)
                        -------------------------------

  ________________ (Optionee's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.



                                     _____________________________________
                                                    Signature



INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS "REPURCHASE OPTION" SET FORTH IN THE STOCK OPTION AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF OPTIONEE.

                      NOTICE OF EXERCISE OF STOCK OPTION

Connectify, Inc.
One Waters Park Drive., Suite 200
San Mateo, CA 94403
Attn: President

      Re:     Exercise of Stock Option to Purchase Shares of Company Stock

Ladies and Gentlemen:

      Pursuant to the Stock Option Agreement dated __________, 199___ (the "Stock Option Agreement"), between Connectify, Inc., a Delaware corporation (the "Company"), and the undersigned, I hereby elect to purchase _____________ shares of the common stock of the Company (the "Shares"), at the price of $__________ per Share. My check in the amount of $______________ and the executed Assignment Separate from Certificate are enclosed. The Shares are to be issued and registered in the name(s) of:

                          __________________________
                          __________________________

      The undersigned understands there may be tax consequences as a result of the purchase or disposition of the Shares. The undersigned represents that he/she has received and reviewed the Plan's federal income information and consulted with any tax consultants he/she deems advisable in connection with the purchase or disposition of the Shares and the undersigned is not relying on the Company for any tax advice.

      The undersigned acknowledges that he/she has received, read and understood the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions. The undersigned represents that the Shares are being acquired solely for its own account and not as a nominee for any other party, or for investment, and that the undersigned purchaser will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  _____________________

                                         _____________________________________
                                                        (Signature)

                                         _____________________________________
                                                    (Please Print Name)

                                         Social Security No.__________________

                                         _____________________________________

                                         _____________________________________
                                                       (Full Address)